EXHIBIT 1.5
                                                                     -----------

                             SECURITIES ACT (Quebec)

                 REPORT UNDER SECTION 189.1.3 OF THE REGULATIONS
                    PURSUANT TO SECTION 147.21(2) OF THE ACT


1.       NAME AND ADDRESS OF THE OFFEREE COMPANY:

         The Descartes Systems Group Inc. ("Descartes")
         120 Randall Drive
         Waterloo, Ontario    N2V 1C6

2.       NAME AND ADDRESS OF THE OFFEROR:

         Issuer Bid - see question 1.

3.       THE DESIGNATION OF THE SECURITIES THAT ARE SUBJECT TO THE BID:

         The securities subject to the issuer bid are the 5.5% convertible unsecured subordinated debentures due June 30, 2005 (the "Debentures") with CUSIP number 249906 AA 6

4.       THE DATE OF THE BID:

         August 1, 2002

5. THE MAXIMUM NUMBER OF SECURITIES OF THE CLASS SUBJECT TO THE BID WHICH ARE SOUGHT BY THE OFFEROR:

         U.S.$51,428,571 principal amount of Debentures.

6.       THE VALUE, IN CANADIAN DOLLARS, OF THE CONSIDERATION OFFERED PER
         SECURITY:

         The maximum price that will be offered is U.S.$700.00 per U.S.$1,000 aggregate principal amount of Debentures purchased under the issuer bid.

7.       THE FEE PAYABLE IN RESPECT OF THE BID, AS CALCULATED UNDER SECTION
         271.4(1):

         Cdn.$3,988.91

         DATED: August 1, 2002.


                                            THE DESCARTES SYSTEMS GROUP INC.



                                            By:  /s/ Colley Clarke
                                                 -------------------------------
                                                 Colley Clarke
                                                 Chief Financial Officer